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                                                                  Exhibit 5.1(a)


          Opinion of Weil, Gotshal & Manges LLP as to certain tax matters.




                                                                   July 26, 1999

Netia Holdings S.A.
ul. Poleczki 13
02-822 Warsaw, Poland

Ladies and Gentlemen,

We have acted as United States counsel to Netia Holdings S.A., a corporation organized under the laws of the Republic of Poland (the "COMPANY"), in connection with the preparation and filing of the Registration Statement of the Company on Form F-1 under the United States Securities Act of 1933, as amended (File No. 333-10556) (the "REGISTRATION STATEMENT"). Terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have also assumed the due incorporation and valid existence of each of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the statements in the Registration Statement under the caption "Taxation - U.S. Federal Income Tax Considerations" insofar as they relate to the provisions of the United States federal income tax law therein described, accurately summarizes the material U.S. federal income tax consequences regarding purchasing, holding and disposing of Netia ADSs by a U.S. Holder (as defined in that section).

The opinion expressed herein is limited to the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

Very truly yours,


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